FOR IMMEDIATE RELEASE
                         CONTACT:  PAUL K. REYNOLDS
                         217-429-2306


                   FIRST MUTUAL BANCORP, INC.
               COMPLETES STOCK REPURCHASE PROGRAM


     February 10, 1997 Decatur, Illinois -- Paul K. Reynolds, President and Chief Executive Officer of First Mutual Bancorp, Inc., announced today that the Company had completed its stock repurchase program. The Company repurchased 196,900 shares of Common Stock in open-market purchases at an average price of $15.68 per share.

     First Mutual Bancorp, Inc. is the holding company for First
Mutual Bank, S.B., a bank with twelve offices located in Central
Illinois. The Company's common stock is traded on the NASDAQ market under the symbol "FMBD".